Exhibit 10.1

10% PROMISSORY NOTE

Date: March 9, 2012	Amount: $15,000

FOR VALUE RECEIVED, MarketKast, Inc. promises to pay to the order of Angelo Barbato, or the holder hereof, (“Holder”) the sum of $15,000, plus interest at the rate of 10% per annum, payable as follows:

1.           Monthly payments of interest only at the rate of 10% per annum on the outstanding balance existing from time to time, beginning May 1, 2012, and continuing on the 1st day of each month until March 1, 2015, at which time the entire principal balance, plus accrued interest, shall be due in full. This Note may be pre-paid, in whole or part, at any time without penalty.

2.           Upon the occurrence and continuance of any event of default hereunder, including the failure of MarketKast to make any payment when due, time being of the essence, this Note shall bear interest at maximum allowable rate under Florida Law.

3.           The undersigned and any endorsers and accommodation parties hereto, hereby waive presentment, demand, notice of dishonor and protest.

4.           This Note has been delivered at Orlando, Florida, and shall be governed by the laws of the State of Florida.

MarketKast, Inc.

/s/ James S. Byrd
By: James S. Byrd, Jr., CEO